Exhibit 99.1
RING ENERGY ANNOUNCES ACCRETIVE BOLT-ON ACQUISITION
~ Capturing Synergies and Expanding Central Basin Platform Operations ~
~ Announces Timing of Q4 and FY 2024 Earnings Release and Conference Call ~
The Woodlands, TX – Feb. 26, 2025 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today announced it has entered into an agreement to acquire the Central Basin Platform (“CBP”) assets of Lime Rock Resources IV, LP (“Lime Rock”) for $100 million, subject to customary closing adjustments. The purchase price is comprised of $80 million of upfront cash consideration, a $10 million deferred cash payment due nine months after closing, and up to 7.4 million shares of Ring common stock. The transaction has an effective date of October 1, 2024, and is expected to close by the end of the first quarter of 2025.
Lime Rock’s CBP acreage is in Andrews County, Texas, where the majority of the acreage directly offsets Ring’s core Shafter Lake operations, and the remaining acreage is prospective for multiple horizontal targets and exposes the Company to new active plays. The transaction represents another opportunity for the Company to seamlessly integrate strategic, high-quality assets with Ring’s existing operations and create shareholder value through improved operations and synergy capture. The Lime Rock position has been a key target for Ring as the Company has historically sought to consolidate producing assets in core counties on the CBP defined by shallow declines, high margin production and undeveloped inventory that immediately competes for capital. Additionally, these assets add significant near-term opportunities for field level optimization and cost savings that are core competencies of Ring’s operating team.
Transaction Highlights
•Highly Accretive CBP Acquisition: Accretive to key Ring per share financial and operating metrics, and attractively valued at less than 85% of Proved Developed (“PD”) PV-101,2;
•Increased Scale and Operational Synergies: Expands legacy CBP footprint with seamless integration and identified cost reduction opportunities;
•Meaningful Adjusted Free Cash Flow (“AFCF”)1 Generation: Higher AFCF, shallow decline and reduced reinvestment rate accelerates debt reduction;
•Strengthens High-Return Inventory Portfolio: Improves inventory of proven drilling locations with superior economics in active development areas; and
•Creates a Stronger and More Resilient Company: Solidifies position as a leading conventional Permian consolidator while strengthening the operational and financial base.
Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “This is a unique opportunity to capture high-quality, oil-weighted assets that generate significant free cash flow in a privately negotiated transaction. Today’s announcement is another example of our proven strategy to create value for our shareholders through accretive M&A. This acquisition not only increases our scale, but it also enhances our portfolio of high-return drilling locations and accelerates the Company’s ability to pay down debt. We look forward to quickly integrating the assets into our existing operations and applying our extensive expertise to optimally develop the inventory of horizontal targets afforded by the transaction.”
Mr. McKinney continued, “For the Lime Rock transaction, we expect to run the same playbook as our highly successful Founders’ acquisition announced in 2023, which has outperformed nearly all our initial underwriting assumptions. Since closing, Ring has increased the Founders’ production base by greater than 40%, lowered the Founders’ per Boe lifting costs by approximately 20%, and reduced our

Company’s debt balance through free cash flow generation to more than cover the cash purchase price. We plan to achieve similar success on the Lime Rock assets. Our team has a proven M&A track record as Lime Rock will mark Ring’s fourth acquisition since 2019, totaling approximately $940 million of assets. We believe the benefits of consolidation are compelling when structured appropriately, and we strongly view this as a value-enhancing transaction for Ring shareholders that will better position the Company for future opportunities and long-term success.”
Asset Highlights
•~17,700 net acres (100% HBP) contiguous to Ring’s existing footprint;
•2,300 boe/d (>80% Oil) of low-decline average Q3 2024 net production from ~101 gross wells;
•$120 million of oil-weighted PD PV-101,2 based on February 19, 2025 NYMEX strip pricing;
•>40 gross locations that immediately compete for capital; and
•$34 million of 2025E Adjusted EBITDA1 implies an attractive valuation for shareholders.
Transaction Consideration
The purchase price of the acquisition is $100 million, subject to customary closing adjustments. Consideration consists of cash and up to 7.4 million shares of Ring common stock based on Ring’s 10-day volume weighted average stock price of $1.3534 per common share as of February 24, 2025. The upfront cash consideration is expected to be funded with cash on hand and borrowings under Ring’s existing credit facility.
Advisors
Greenhill, a Mizuho affiliate, acted as sole financial advisor to Ring in connection with the acquisition and Jones & Keller, P.C. served as legal counsel. Truist Securities served as financial advisor to Lime Rock Resources and Kirkland & Ellis LLP served as legal counsel.
Q4 and FY 2024 Earnings Conference Call Information
Ring plans to issue its fourth quarter and full year 2024 earnings release after the close of trading on Wednesday, March 5, 2025. The Company has scheduled a conference call on Thursday, March 6, 2025, at 11:00 a.m. ET (10:00 a.m. CT) to discuss its fourth quarter and full year 2024 operational and financial results, the Lime Rock transaction, and its outlook for 2025. To participate, interested parties should dial 833-953-2433 at least five minutes before the call is to begin. Please reference the “Ring Energy Earnings Conference Call”. International callers may participate by dialing 412-317-5762. The call will also be webcast and available on Ring’s website at www.ringenergy.com under “Investors” on the “News & Events” page. An audio replay will also be available on the Company’s website following the call.
About Ring Energy, Inc.
Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.
Non-GAAP Information
Certain financial information utilized by the Company are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”).
The Company defines “Adjusted EBITDA” as net income (loss) plus net interest expense (including interest income and expense), unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for executed acquisitions and divestitures (A&D), share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use. The Company cannot provide a reconciliation of 2025E Adjusted EBITDA without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for reconciliation. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.
The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities less changes in operating assets and liabilities (as reflected on our Condensed Statement of Cash Flows), plus transaction costs for executed acquisitions and divestitures (A&D), current income tax expense (benefit), proceeds from divestitures of equipment for oil and natural gas properties, loss (gain) on disposal of assets, and less capital expenditures, bad debt expense, and other income. For this purpose, our definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in our capital expenditures guidance provided to investors. Our management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of our current operating activities after the impact of capital expenditures and net interest expense (including interest income and expense, excluding amortization of deferred financing costs) and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow.
PV-10 is a non-GAAP financial measure that differs from a financial measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes. The Company believes the presentation of PV-10 provides useful information because it is widely used by investors in evaluating oil and natural gas companies without regard to specific income tax characteristics of such entities. PV-10 is not intended to represent the current market value of the Company’s estimated proved reserves. PV-10 should not be considered in isolation or as a substitute for the standardized measure as defined under GAAP. The Company also presents PV-10 at strip pricing, which is PV-10 adjusted for price sensitivities. Since GAAP does not prescribe a comparable GAAP measure for PV-10 of reserves adjusted for pricing sensitivities, it is not practicable for the Company to reconcile PV-10 at strip pricing to a standardized measure or any other GAAP measure.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected benefits to the Company and its shareholders from the proposed acquisition of oil and gas properties (the “Lime Rock Acquisition”) from Lime Rock; the anticipated completion of the Lime Rock Acquisition or the timing thereof; the Company’s future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and subject to numerous assumptions and analyses made by Ring and its management considering their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the Company’s ability to successfully integrate the oil and gas properties to be acquired in the Lime Rock Acquisition and achieve the anticipated benefits from them; risks relating to unforeseen liabilities of Ring or the assets acquired in the Lime Rock Acquisition; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities particularly in the winter; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to the level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; the effects of future regulatory or legislative actions; cost and availability of transportation and storage capacity as a result of oversupply, government regulation or other factors; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2023, and its other SEC filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

Contact Information
Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146
Email: apetrie@ringenergy.com
1 Represents a non-GAAP financial measure that should not be considered a substitute for any GAAP measure. See section in this release titled “Non-GAAP Information” for a more detailed discussion.
2 Proved reserves determined by internal management estimates based on NYMEX strip pricing as of February 19, 2025.
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